Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 21, 1999 and August 27, 1999, respectively, included in the OGE Energy Corp. Form 10-K for the year ended December 31, 1998 and Form 8-K Current Report dated July 13, 1999, as amended September 14, 1999, and to all references to our Firm included in this Registration Statement.



                                             /s/  Arthur Andersen LLP
                                             ------------------------
                                                  Arthur Andersen LLP

Oklahoma City, Oklahoma
December 6, 1999